

               SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

               TOTAL RETURN INFORMATION FOR THE CREF STOCK ACCOUNT

                                    JANUARY 1, 1996           JANUARY 1, 1992           JANUARY 1, 1987
                                          TO                        TO                        TO
                                    DECEMBER 31, 1996         DECEMBER 31,1996          DECEMBER 31, 1996
                                    -----------------         ----------------          -----------------
Hypothetical initial
payment of $1,000 (P)                   $1,000                   $1,000                     $1,000


Accumulation unit value:

At start of period (A)                  $91.4603                 $57.7715                   $29.7514

At end of period (B)                    $109.2232                $109.2232                  $109.2232


Ending value of
hypothetical investment
(Ev) = P x (B/A)                        $1,194.21                $1,890.61                  $3,671.20


Cumulative rate of total
return = {(EV/P) - 1} x 100             19.42%                   89.06%                    267.12%

Number of years
in period (n)                           1                        5                         10

Net change factor (1 + T)
= EV/P                                  1.1942                   1.8906                     3.6712

Average annual compound
rate of total return (T)                19.42%                   13.58%                     13.89%



          TOTAL RETURN INFORMATION FOR THE CREF GLOBAL EQUITIES ACCOUNT

                                 JANUARY 1, 1996          56 MONTHS (FROM MAY 1, 1992
                                       TO                 COMMENCEMENT OF OPERATIONS
                                 DECEMBER 31, 1996        TO DECEMBER 31, 1996)
                                 -----------------        ---------------------------

Hypothetical initial
payment of $1,000 (P)               $1,000                          $1,000

Accumulation unit value:

At start of period (A)              $42.9576                        $25.8725

At end of period (B)                $50.6797                        $50.6797

Ending value of
hypothetical investment
(Ev) = P x (B/A)                    $1,179.76                       $1,958.83

Cumulative rate of total
return = {(EV/P) - 1} x 100         17.98%                           95.88%

Number of years
in period (n)                       1                                4.67

Net change factor (1 + T)
= EV/P                              1.1798                           1.9588

Average annual compound
rate of total return (T)            17.98%                           15.50%



              TOTAL RETURN INFORMATION FOR THE CREF GROWTH ACCOUNT

                                 JANUARY 1, 1996       32 MONTHS (FROM APRIL 29, 1994
                                        TO             COMMENCEMENT OF OPERATIONS
                                 DECEMBER 31, 1996     TO DECEMBER 31, 1996)
                                 -----------------     ------------------------------

Hypothetical initial
payment of $1,000 (P)               $1,000                         $1,000

Accumulation unit value:

At start of period (A)              $35.3095                       $24.9508

At end of period (B)                $44.3128                       $44.3128

Ending value of
hypothetical investment

(Ev) = P x (B/A)                    $1,254.98                      $1,776.01

Cumulative rate of total
return = {(EV/P) - 1} x 100         25.50%                         77.80%

Number of years
in period (n)                       1                              2.68

Net change factor (1 + T)
= EV/P                              1.2550                         1.7760

Average annual compound
rate of total return (T)            25.50%                         23.98%



           TOTAL RETURN INFORMATION FOR THE CREF EQUITY INDEX ACCOUNT

                                 JANUARY 1, 1996      32 MONTHS (FROM APRIL 29, 1994
                                       TO             COMMENCEMENT OF OPERATIONS
                                 DECEMBER 31, 1996    TO DECEMBER 31, 1996)
                                 -----------------    ------------------------------

Hypothetical initial
payment of $1,000 (P)                $1,000                       $1,000

Accumulation unit value:

At start of period (A)               $35.2308                     $25.0380

At end of period (B)                 $42.8338                     $42.8338


Ending value of
hypothetical investment
(Ev) = P x (B/A)                     $1,215.81                    $1,710.75


Cumulative rate of total
return = {(EV/P) - 1} x 100          21.58%                       71.08%

Number of years
in period (n)                        1                            2.68

Net change factor (1 + T)
= EV/P                               1.2158                       1.7108

Average annual compound
rate of total return (T)             21.58%                       25.25%



            TOTAL RETURN INFORMATION FOR THE CREF BOND MARKET ACCOUNT

                                    JANUARY 1, 1996           JANUARY 1,1992          82 MONTHS (FROM MARCH 1, 1990
                                           TO                      TO                 COMMENCEMENT OF OPERATIONS
                                    DECEMBER 31, 1996         DECEMBER 31,1996        TO DECEMBER 31, 1996)
                                    -----------------         ----------------        -----------------------------

Hypothetical initial
payment of $1,000 (P)                     $1,000                   $1,000                     $1,000

Accumulation unit value:

At start of period (A)                    $42.6885                 $31.6288                   $25.0000

At end of period (B)                      $44.0015                 $44.0015                   $44.0015

Ending value of
hypothetical investment
(Ev) = P x (B/A)                          $1,030.76                $1,391.18                  $1,760.06

Cumulative rate of total
return = {(EV/P) - 1} x 100               3.08%                    39.12%                     76.01%

Number of years
in period (n)                             1                        5                          6.83

Net change factor (1 + T)
= EV/P                                    1.0308                   1.3912                     1.7601

Average annual compound
rate of total return (T)                  3.08%                    6.83%                      8.63%



                THIRTY-DAY YIELD FOR THE CREF BOND MARKET ACCOUNT

                                                            THIRTY-DAY PERIOD
                                                                  ENDED
                                                           TO DECEMBER 31, 1996
                                                           --------------------

Total interest income earned during the period (A)         $5,468,416.58


Total expense incurred during the period (B)               $248,360.41


Average daily number of units outstanding during
the  period (C)                                            22,515,384.55 units

Unit value at end of period (D)                            44.0015


                                       6
Thirty-day yield =         (A-B) + 1        -1     *2      6.41%
                           -----
                           (c*d)

           TOTAL RETURN INFORMATION FOR THE CREF SOCIAL CHOICE ACCOUNT

                                    JANUARY 1, 1996           JANUARY 1, 1992           82 MONTHS (FROM MARCH 1, 1990
                                           TO                        TO                 COMMENCEMENT OF OPERATIONS
                                    DECEMBER 31, 1996         DECEMBER 31,1996          TO DECEMBER 31, 1996)
                                    -----------------         ----------------          -----------------------------
Hypothetical initial
payment of $1,000 (P)                     $1,000                   $1,000                     $1,000

Accumulation unit value:

At start of period (A)                    $50.7117                 $32.6384                   $25.0000

At end of period (B)                      $58.589                  $58.5895                   $58.5895

Ending value of
hypothetical investment
(EV) = P x (B/A)                          $1,155.34                $1,795.11                  $2,343.58

Cumulative rate of total
return = {(EV/P) - 1} x 100               15.53%                   79.51%                     134.36%

Number of years
in period (n)                             1                        5                          6.83

Net change factor (1 + T)
= EV/P                                    1.15534                  1.79511                    2.34358

Average annual compound
rate of total return (T)                  15.53%                   12.41%                     13.27%



           TOTAL RETURN INFORMATION FOR THE CREF MONEY MARKET ACCOUNT

                                    JANUARY 1, 1996           JANUARY 1, 1992           105 MONTHS (FROM APRIL 1, 1988
                                           TO                        TO                 COMMENCEMENT OF OPERATIONS
                                    DECEMBER 31, 1996         DECEMBER 31,1996          TO DECEMBER 31, 1996)
                                    -----------------         ----------------          ------------------------------
Hypothetical initial
payment of $1,000 (P)                     $1,000                   $1,000                     $1,000

Accumulation unit value:

At start of period (A)                    $15.6661                 $13.3002                   $10.0000

At end of period (B)                      $16.4936                 $16.4936                   $16.4936

Ending value of
hypothetical investment
(Ev) = P x (B/A)                          $1,052.82                $1,240.10                  $1,649.36

Cumulative rate of total
return = {(EV/P) - 1} x 100               5.28%                    24.01%                     64.94%

Number of years
in period (n)                             1                        5                          8.75

Net change factor (1 + T)
= EV/P                                    1.05282                  1.24010                    1.64936

Average annual compound
rate of total return (T)                  5.28%                    4.40%                      5.89%


                SEVEN-DAY YIELD FOR THE CREF MONEY MARKET ACCOUNT

                                                             SEVEN-DAY PERIOD
                                                                  ENDED
                                                             DECEMBER 31, 1996
                                                             -----------------

Initial value of a hypothetical pre-existing account with a balance of one Accumulation

Unit at the beginning of period (A)                          $16.4773138632

Value of same account (excluding capital
gains and losses) at end of the seven-day
period (B)                                                   $16.4609753872
                                                             --------------
Net change in account value (C) = B-A                        .0163384760
                                                             -----------



Base period Return: Net change in account
value divided by the beginning account
value = C/A                                                   .000991574

Net Annualized Current Yield ={C/A x (365/7) x 100}                5.17%
                                                                   -----

                                           365/7
Net Annualized Effective Yield =    (1 + C/A)     -1   *100        5.30%
                                                                   -----